EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2023-BNK45 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Wells Fargo Bank, National Association, as Primary Servicer for the Norfolk Premium Outlets Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Norfolk Premium Outlets Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Norfolk Premium Outlets Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Norfolk Premium Outlets Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Norfolk Premium Outlets Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Norfolk Premium Outlets Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for The Boulders Resort Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for The Boulders Resort Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Boulders Resort Mortgage Loan, Computershare Trust Company, National Association, as Custodian for The Boulders Resort Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for The Boulders Resort Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for The Boulders Resort Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Concord Mills Mortgage Loan, KeyBank National Association, as Special Servicer for the Concord Mills Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Concord Mills Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Concord Mills Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Concord Mills Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Concord Mills Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Millennium Boston Retail Mortgage Loan, KeyBank National Association, as Special Servicer for the Millennium Boston Retail Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Millennium Boston Retail Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Millennium Boston Retail Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Millennium Boston Retail Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Millennium Boston Retail Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Brandywine Strategic Office Portfolio Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the Brandywine Strategic Office Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Brandywine Strategic Office Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Brandywine Strategic Office Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Brandywine Strategic Office Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Green Acres Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Green Acres Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Green Acres Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Green Acres Mortgage Loan, BellOak, LLC, as Operating Advisor for the Green Acres Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the CX - 250 Water Street Mortgage Loan, Argentic Services Company LP, as Special Servicer for the CX - 250 Water Street Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the CX - 250 Water Street Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the CX - 250 Water Street Mortgage Loan, BellOak, LLC, as Operating Advisor for the CX - 250 Water Street Mortgage Loan, and CoreLogic Solutions, LLC, as Servicing Function Participant for the CX - 250 Water Street Mortgage Loan.

Dated: March 14, 2024

/s/ Leland F. Bunch, III

Leland F. Bunch, III

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)